(As filed June 30, 2004)
                                                                File No. 70-9375

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     POS-AMC

                         Post-Effective Amendment No. 8
                                       to
                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                       INTERSTATE POWER AND LIGHT COMPANY
                           (F/K/A IES UTILITIES INC.)
                              Alliant Energy Tower
                             200 First Street, S.E.
                             Cedar Rapids, IA 52401

                     (Name of company filing this statement
                   and address of principal executive offices)

               ---------------------------------------------------

                           ALLIANT ENERGY CORPORATION

                 (Name of top registered holding company parent)

              ----------------------------------------------------

                              F.J. Buri, Corporate
                            Secretary Alliant Energy
                                   Corporation
                              4902 N. Biltmore Lane
                            Madison, Wisconsin 53718

                     (Name and address of agent for service)

              ----------------------------------------------------

     The Commission is requested to send copies of all notices, orders and communications in connection with this Application or Declaration to:

Kent M. Ragsdale, Managing Attorney                  William T. Baker, Jr., Esq.
Alliant Energy Corporate Services, Inc.              Thelen Reid & Priest LLP
200 First Street, S.E.                               875 Third Avenue
Cedar Rapids, Iowa 52401                             New York, New York  10022

     The record in this proceeding is further supplemented with the following additional exhibits, which are filed herewith:

          D-5 Petition of Interstate Power and Light Company filed with the Illinois Commerce Commission.

          D-6  Order on Reopening issued by the Illinois Commerce Commission.

     The Order on Reopening, issued June 29, 2004, extends the authorization period under the current order of the Illinois Commerce Commission (previously filed as Exhibit D-4) from June 30, 2004 to December 31, 2004.

     No further action on the part of the Commission is requested.


                                    SIGNATURE


     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                         INTERSTATE POWER AND
                                           LIGHT COMPANY

                                         By: /s/ F. J. Buri
                                                 ----------
                                         Name:   F. J. Buri
                                         Title:  Corporate Secretary


Dated: June 30, 2004


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